UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2006

TORRENT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-19949

(Commission File Number)

84-0503749

(IRS Employer Identification No.)

4100-194th Street SW, Suite 110, Lynnwood, WA, 98036

(Address of principal executive offices and Zip Code)

425.774.9780

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 6, 2006 Mark Gustafson resigned as Chairman and a director of our company. However, Mr. Gustafson will remain as a member of our newly created advisory board. Mr. Bill Lansing, one of our current directors, has been appointed as Chairman of our company in the place of Mr. Gustafson.

On October 6, 2006, Mr. Michael Raleigh, P.Eng, M.B.A., agreed to join our board of directors. Mr. Raleigh has over twenty-seven years of petroleum engineering, management and business development

D/JLM/913153.1

experience including fifteen years with Schlumberger (and companies acquired by Schlumberger) located in Houston, Dubai, London, and Calgary. Mr. Raleigh currently is a Managing Director of Domain Energy Advisors, LLC in Houston. He received his Bachelor of Science in Chemical Engineering from Queen’s University (Ontario) in 1979 and his Masters of Business Administration from the University of Colorado (Colorado) in 1993.

On October 6, 2006, Mr. Curtis Hartzler, P.Eng, also agreed to join our board of directors. Mr. Hartzler has over thirty-four years of direct oil and gas experience including engineering evaluations, drilling and completion programs, facility installations, and property dispositions. He received his Mechanical Engineering Degree from the University of Calgary in 1972.

Our board of directors now consists of John Carlson, William A. Lansing, George L. Hampton III, Michael Raleigh and Curtis Hartzler. There are no family relationships between Mssrs Raleigh and Hartzler and any of our directors or executive officers.

Item 7.01.	Regulation FD Disclosure

On October 12, 2006, we issued a news release, with respect to various corporate changes to our company.

Item 9.01	Financial Statements and Exhibits
99.1	News release dated October 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

/s/ John Carlson

John Carlson

CEO and Director

Date: October 12, 2006

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